JOHN HANCOCK LIFE INSURANCE
COMPANY OF NEW YORK                                       [JOHN HANCOCK(R) LOGO]

           HOME OFFICE                                    ANNUITY SERVICE OFFICE
[100 Summit Lake Drive, 2nd Floor                             [P.O. Box 55230
       Valhalla, NY 10595]                                 Boston, MA 02205-5230
                                                              1-800-344-1029]

                  THIS IS A LEGAL CONTRACT - READ IT CAREFULLY.

WE AGREE to pay the benefits of this Contract in accordance with its terms.

            THIS CONTRACT is issued in consideration of the Payments.

                             TEN DAY RIGHT TO REVIEW

The Owner may cancel the Contract by returning it to our Annuity Service Office or agent at any time within 10 days after receipt of the Contract. Within 7 days of delivery of the Contract to us, we will pay to the Owner an amount equal to the sum of (i) and (ii), where (i) is the difference between the payments made, including any fees and deductions, and the amounts, if any, allocated to the Separate Account under the Contract, (ii) is the Contract Value attributable to the amounts, if any, allocated to the separate account under the Contract. The Contract Value will be computed at the end of the Valuation Period during which the Contract is delivered to us.

When the Contract is issued as an individual retirement annuity, during the first 7 days of this 10 day period, we will return the greater of (i) Contract Value computed at the end of the Valuation Period during which the Contract is received by us or (ii) sum of all Payments.

The smallest annual rate of investment return which is required to be earned on the assets of the separate account so that the dollar amount of variable annuity payments will not decrease is 4.04%. Explicit annual charges against the assets of the separate account are as follows:

Contract Asset Fee Charge: Not greater than 0.99%

 SIGNED FOR THE COMPANY at its Home Office, Valhalla, New York, on the Contract
                                      Date.

               DETAILS OF VARIABLE ACCOUNT PROVISIONS ON PAGE 6.1
                 DETAILS OF FIXED ACCOUNT PROVISIONS ON PAGE 7.1


/s/ James D. Gallagher                  /s/ Emanuel Alves
-------------------------------------   ----------------------------------------
President                               Secretary

        Flexible Payment Deferred Combination Fixed* and Variable Annuity
                                Non-Participating

ANNUITY PAYMENTS, DEATH BENEFITS, SURRENDER VALUES, AND OTHER CONTRACT VALUES PROVIDED BY THIS CONTRACT, WHEN BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE, MAY INCREASE OR DECREASE IN ACCORDANCE WITH THE FLUCTUATIONS IN THE NET INVESTMENT FACTOR, AS APPLICABLE, AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT, UNLESS OTHERWISE SPECIFIED.

* FIXED ACCOUNT(S) MAY NOT BE AVAILABLE AT THIS TIME. PLEASE REVIEW AVAILABLE INVESTMENT OPTIONS PAGE FOR DETAILS.

INTRODUCTION

This is a flexible payment deferred combination fixed and variable annuity contract. This Contract provides that prior to the Maturity Date, the Contract Value will accumulate on either a fixed or variable basis or a combination of both. After the Maturity Date, annuity payments may be either fixed or variable, or a combination of fixed and variable.

The variable portion of the Contract will vary with the investment performance of your Investment Account. The fixed portion of the Contract will accumulate based on interest rates guaranteed by the Company for the period selected.

If you select annuity payments on a variable basis, the payment amount will vary with the investment performance of the Variable Account.

You must allocate Payments among one or more Investment Options. The Investment Options are identified on the Specifications Page.

TABLE OF CONTENTS                                                           PAGE
-----------------                                                           ----
SPECIFICATIONS PAGE .....................................................    S.1
PART  1 - DEFINITIONS ...................................................    1.1
PART  2 - GENERAL PROVISIONS ............................................    2.1
PART  3 - OWNERSHIP .....................................................    3.1
PART  4 - BENEFITS ......................................................    4.1
PART  5 - PAYMENTS ......................................................    5.1
PART  6 - VARIABLE ACCOUNT PROVISIONS ...................................    6.1
PART  7 - FIXED ACCOUNT PROVISIONS ......................................    7.1
PART  8 - ANNUITY PROVISIONS ............................................    8.1
PART  9 - TRANSFERS .....................................................    9.1
PART 10 - WITHDRAWAL PROVISIONS .........................................   10.1
PART 11 - FEES AND DEDUCTIONS ...........................................   11.1
PART 12 - LOAN PROVISIONS ...............................................   12.1
PART 13 - PAYMENT OF CONTRACT BENEFITS ..................................   13.1
TABLE OF ANNUITY PAYMENT RATES ..........................................    T.1

                               SPECIFICATIONS PAGE

TYPE OF CONTRACT:               [QUALIFIED]
CONTRACT DATE:                 [07/25/1997]
INITIAL PAYMENT:                [$3,500.00]
OWNER:                       [COOKIE DOUGH]
CO-OWNER                     [____________]
ANNUITANT:                   [COOKIE DOUGH]
CO-ANNUITANT:                [____________]
MATURITY DATE:                 [07/25/2027]
CONTRACT NUMBER:                [000000005]
GOVERNING LAW:                           NY
OWNER'S AGE                            [46]
CO-OWNER'S AGE                         [__]
ANNUITANT'S AGE:                       [46]
CO-ANNUITANT'S AGE                     [__]
ANNUITY OPTION:      [Life 10-Year Certain]

PLAN                                            Venture Freedom
MINIMUM GUARANTEED INTEREST RATE                [3.0%] per year
ON FIXED ACCOUNTS
ASSET FEES
   CONTRACT ASSET FEE                           0.99% years [1+]
   [RIDER ASSET FEE(S)]                         [RIDER FEE PERCENTAGE]
      [Enhanced Death Benefit Marketing Name]   [0.20%]
TOTAL ASSET FEE PERCENTAGE                      [0.99%] years [1+]
(CONTRACT ASSET FEE PLUS RIDER FEE(S)):
ANNUAL FEE                                      [$30.00(1)]
                                                [(1) Prior to the Maturity Date,
                                                     when the Annual
                                                     Administration Fee is to be
                                                     assessed, if the sum of all
                                                     your Investment Accounts
                                                     exceeds $100,000, the
                                                     Annual Administration Fee
                                                     will be waived.]
[OTHER FEES]
   [RIDER]                                      [RIDER FEE PERCENTAGE]
   [Guaranteed Minimum Withdrawal Benefit       [0.40%]
   Marketing Name]

MINIMUM DEATH BENEFIT   The sum of all Payments made, less any amount deducted
                        in connection with partial withdrawals.

                        For purposes of calculating the Minimum Death Benefit, the amount deducted in connection with partial withdrawals will be equal to (i) times (ii), where (i) is equal to the Minimum Death Benefit prior to the withdrawal, and (ii) is equal to the partial withdrawal amount divided by the Contract Value prior to the partial withdrawal.


                                      [S.1]

PAYMENT LIMITS          The initial Payment is shown above. Additional Payments
                        may be made at any time. However, each additional
                        Payment must be at least $30. If a Payment would cause
                        the Contract Value to exceed $1,000,000, or the Contract
                        Value already exceeds $1,000,000, no additional Payments
                        will be accepted without our prior approval.

TRANSFER CHARGES AND    We reserve the right to impose, upon notice, a
LIMITATIONS - BEFORE    transaction charge for transfers. In the event a charge
MATURITY DATE           is imposed, it will not exceed the lesser of $25.00 or
                        2% of the amount of each transfer.

                        We reserve the right to limit, upon notice, the amount of the transfer and the maximum number of transfers that can be made.

                        You must transfer at least $300 or, if less, the entire amount in the Investment Account each time you make a transfer. If, after the transfer, the amount remaining in the Investment Account from which the transfer is made is less than $100, then we will transfer the entire amount instead of the requested amount.

                        Should we limit the maximum number of transfers that can be made per Contract Year, that limit will be no less than one per month or six at any time within a Contract
                        Year

TRANSFER CHARGES AND    We reserve the right to limit, upon notice, the maximum
LIMITATIONS - ON OR     number of transfers you may make per Contract Year after
AFTER MATURITY DATE     variable annuity payments have begun.

                        If we limit the maximum number of transfers that can be made after variable annuity payments have begun, the maximum number of transfers you may make per Contract
                        Year shall be no less than 4.

LIMITATIONS ON AMOUNT   Any withdrawal from an Investment Account must be at
OF PARTIAL              least $300 or the entire balance of the Investment
WITHDRAWALS             Account, if less. If after the withdrawal, the amount
                        remaining in that Investment Account is less than $100,
                        then we will consider the withdrawal request to be a
                        request for withdrawal of the entire amount held in the
                        Investment Account. If a partial withdrawal would reduce
                        the Contract Value to less than $300, or if the amount
                        requested is greater than or equal to the amount
                        available as a total withdrawal, then we will treat the
                        partial withdrawal request as a total withdrawal of the
                        Contract Value.


                                      [S.2]

TABLE OF WITHDRAWAL CHARGES

Number of Complete Years
   Payment has been in     Withdrawal Charge
        Contract              Percentage
------------------------   -----------------
            0                     6%
            1                     6%
            2                     5%
            3                     4%
            4                     3%
            5                     2%
            6                     1%
           7+                     0%

                        Withdrawal charges are applied to liquidated purchase payments. Purchase payments are liquidated when the amount of a withdrawal during a Contract Year exceeds the free withdrawal amount for that year. The amount of the payments liquidated equals the amount of the withdrawal in excess of the free withdrawal amount. A total withdrawal liquidates all unliquidated purchase payments.

FREE WITHDRAWAL         The Free Withdrawal Amount is defined as the greater of:
AMOUNT

                             (a) the excess of the Contract Value on the date of withdrawal over the unliquidated Payments, or

                             (b)  the excess of (i) over (ii), where:

                                  (i)  equals 10% times the total Payments; and

                                  (ii) equals 100% of all prior partial
                                       withdrawals, in that Contract Year.


                                      [S.3]

[ENHANCED DEATH BENEFIT RIDER MARKETING NAME]
[RIDER DATE:]                                                  [07/25/1997]
[RIDER FEE PERCENTAGE:]                                        [0.20%]

[GUARANTEED MINIMUM WITHDRAWAL BENEFIT RIDER MARKETING NAME]
[RIDER DATE]                                                   [07/25/1997]
[RIDER FEE PERCENTAGE]                                         [0.40%]

OWNER:             [COOKIE DOUGH]   OWNER'S AGE          [46]
CO-OWNER           [____________]   CO-OWNER'S AGE       [__]
ANNUITANT:         [COOKIE DOUGH]   ANNUITANT'S AGE:     [46]
CO-ANNUITANT:      [____________]   CO-ANNUITANT'S AGE   [__]
BENEFICIAIRY    SEE ATTACHED LIST


                                     [S.4]

INITIAL ALLOCATION OF NET PAYMENT: (SEE REVERSE FOR ALL AVAILABLE OPTIONS)

FIXED INVESTMENT OPTIONS:

                                         INITIAL      INITIAL GUARANTEE
                                      INTEREST RATE     PERIOD EXPIRES
                                      -------------   -----------------
[6 MONTH DCA]               [25.00%]     [3.00%]         [01/25/1998]
[12 MONTH DCA]              [00.00%]     [3.00%]         [07/25/1998]

THE INTEREST RATE FOR THE 6 [OR 12] MONTH DCA FIXED ACCOUNT OPTION MAY CONTAIN AN ENHANCEMENT THAT MAY NOT BE PROVIDED IN SUBSEQUENT GUARANTEE PERIODS [OR IN THE ONE YEAR FIXED ACCOUNT]

VARIABLE INVESTMENT OPTIONS:

[AMERICAN ASSET ALLOCATION]    [75.00%]
TOTAL                          100.00%

[THIS PLAN IS INTENDED TO QUALIFY UNDER THE INTERNAL REVENUE CODE FOR TAX-FAVORED STATUS. LANGUAGE CONTAINED IN THIS CONTRACT REFERRING TO FEDERAL TAX STATUS OR RULES IS INFORMATIONAL AND INSTRUCTIONAL. PLEASE SEEK THE ADVICE OF YOUR OWN TAX ADVISOR REGARDING YOUR INDIVIDUAL TAX TREATMENT.]


                                     [S.5]

                          AVAILABLE INVESTMENT OPTIONS

[FIXED INVESTMENT OPTIONS]

6 Month DCA    6 Month DCA Not Currently Available
 NO6MODCA03

One Year       1 Year Fixed Not Currently Available
NO1YRFXD03

12 Month DCA   12 Month DCA Not Currently Available
NO12MOCDA03

[VARIABLE INVESTMENT OPTIONS]

[American Asset Allocation]
    [Franklin Templeton Founding Allocation]
    [Money Market]
    [Value & Restructuring]
    [American Growth]
    [International Opportunities]
    [International Value]
    [Strategic Bond]
    [Global Bond]

LIFESTYLE PORTFOLIOS:
    [Aggressive]
    [Growth]
    [Balanced]
    [Moderate]
    [Conservative]


                                     [S.6]

                             BENEFICIARY INFORMATION

[Play Dough]


                                     [S.7]

PART 1                     DEFINITIONS
------                     -----------
WE AND YOU                 "We", "us" and "our" means John Hancock Life
                           Insurance Company of New York. "You" or "your" means
                           the Owner of this Contract.

ACCUMULATION UNIT          A unit of measure that is used to calculate the
                           value of the variable portion of this Contract
                           before the Maturity Date.

ANNUITANT                  Any individual person or persons whose life is used
                           to determine the duration of annuity payments
                           involving life contingencies. The Annuitant is as
                           designated on the Specifications Page, unless changed.

ANNUITY OPTION             The method selected by you for annuity payments made
                           by us.

ANNUITY SERVICE OFFICE     Any office designated by us for the receipt of
                           Payments and processing of Owner requests.

ANNUITY UNIT               A unit of measure that is used after the Maturity
                           Date to calculate Variable Annuity payments.

BENEFICIARY                The person, persons or entity to whom certain
                           benefits are payable following the death of an
                           Owner, or in certain circumstances, an Annuitant.

CONTRACT ANNIVERSARY       The anniversary of the Contract Date.

CONTRACT DATE              The date of issue of this Contract as designated on
                           the Specifications Page.

CONTRACT VALUE             The total of your Investment Account Values and, if
                           applicable, any amount in the Loan Account
                           attributable to your Contract.

CONTRACT YEAR              The period of twelve consecutive months beginning on
                           the Contract Date or any anniversary thereafter.

CONTINGENT BENEFICIARY     The person, persons or entity who becomes entitled
                           to receive the Contract proceeds if all
                           Beneficiaries die before the annuitant dies.

DEBT Any amounts in the Loan Account attributable to your Contract plus any accrued loan interest on that amount. The loan provision is only available to certain Qualified Contracts.

DESIGNATED BENEFICIARY     For purposes of section 72(s) if the Internal
                           Revenue Code, the "designated beneficiary" under the
                           contract shall be the individual who is entitled to
                           receive the amounts payable on death of an Owner, or
                           if any Owner is not an individual, on any change in,
                           or death of, an Annuitant.

ENDORSEMENT                An Endorsement modifies the contract to which it is
                           attached. Endorsements must be signed by an officer
                           of the Company in order to be effective.

FIXED ANNUITY              An Annuity Option with payments which are
                           predetermined and guaranteed as to dollar amount.

GENERAL ACCOUNT            All the assets of John Hancock Life Insurance
                           Company of New York other than assets in separate
                           accounts.

INTERNAL REVENUE CODE      The Internal Revenue Code of 1986, as amended from
(IRC)                      time to time, and any successor statute of similar
                           purposes.

INVESTMENT ACCOUNT         An account established by us which represents your
                           interest in an Investment Option prior to the
                           Maturity Date.

INVESTMENT ACCOUNT VALUE   The value of your investment in an Investment
                           Account.


                                      1.1

INVESTMENT OPTIONS         The Investment Options can be either fixed or
                           variable. The Investment Options available under
                           this Contract are shown on the Specifications Page.

LOAN ACCOUNT               The portion of the General Account that is used for
                           collateral when a loan is taken.

MATURITY DATE              The date on which annuity benefits commence. It is
                           the date specified on the Specifications Page,
                           unless changed.

NET PAYMENT                The Payment less the amount of premium tax, if any,
                           deducted from the Payment.

NON-QUALIFIED CONTRACTS    Contracts which are not issued under Qualified Plans.
OWNER

                           The person, persons or entity entitled to the ownership rights under this Contract. The Owner is as designated on the Specifications Page, unless changed.

PORTFOLIO OR TRUST         A separate portfolio of John Hancock Investment
PORTFOLIO                  Trust, a mutual fund in which the Variable Account
                           invests, or a portfolio of any other mutual fund in
                           which the Variable Account invests.

PAYMENT An amount paid to us by you as consideration for the benefits provided by this Contract.

RIDER A rider provides an optional benefit, which may result in an additional charge to the Contract. A rider supplements the contract to which it is attached. Riders must be signed by an officer of the Company in order to be effective.

QUALIFIED CONTRACTS        Contracts issued under Qualified Plans.

QUALIFIED PLANS            Retirement plans which receive favorable tax
                           treatment under sections 401, 403, 408 or 457, of
                           the Internal Revenue Code of 1986, as amended.

SEPARATE ACCOUNT           A segregated account of John Hancock Life Insurance
                           Company of New York that is not commingled with our
                           general assets and obligations.

SUB-ACCOUNT(S)             One or more of the Sub-Accounts of the Variable
                           Account. Each Sub-Account is invested in shares of a
                           different Trust Portfolio.

VALUATION DATE             Any date on which the New York Stock Exchange is
                           open for business and the net asset value of a Trust
                           Portfolio is determined.

VALUATION PERIOD           Any period from one Valuation Date to the next,
                           measured from the time on each such date that the
                           net asset value of each Portfolio is determined.

VARIABLE ACCOUNT           John Hancock Life Insurance Company of New York
                           Separate Account A.

VARIABLE ANNUITY           An Annuity Option with payments which: (1) are not
                           predetermined or guaranteed as to dollar amount; and
                           (2) vary in relation to the investment experience of
                           one or more specified variable Sub-Accounts.


                                      1.2

PART 2                     GENERAL PROVISIONS
------                     ------------------
ENTIRE CONTRACT            The entire Contract consists of this Contract,
                           Endorsements and Riders, if any, and the
                           application, if one is attached to this Contract.
                           Only the President, a Vice President, or the
                           Secretary of the Company has authority to agree on
                           our behalf to any alteration of the Contract or to
                           any waiver of our rights or requirements. The
                           change or waiver must be in writing.

                           The benefits and values available under this Contract are not less than the minimum required by any statute of the state in which this Contract is delivered. We have filed a detailed statement of the method used to calculate the benefits and values with the Department of Insurance in the state in which this Contract is delivered, if required by law.

MODIFICATION               We will not change or modify this Contract without
                           your consent except as may be required to make it
                           conform to any applicable law or regulation or any
                           ruling issued by a government agency.

BENEFICIARY                The Beneficiary is as designated on the
                           Specifications Page, unless changed. However, if
                           there is a surviving Owner, that person will be
                           treated as the Beneficiary. If no such
                           Beneficiary is living, the Beneficiary is the
                           "Contingent Beneficiary". If no Beneficiary or
                           Contingent Beneficiary is living, the Beneficiary
                           is the estate of the deceased Owner.

CHANGE IN MATURITY DATE    Prior to the Maturity Date, you may change the
                           Maturity Date by written request at least one
                           month before both the previously specified
                           Maturity Date and the new Maturity Date. Once
                           elected, the new Maturity Date will become the
                           Maturity Date. The maximum Maturity Date will be
                           the later of age 90 or the end of the 10th
                           Contract Year. Any extension of the Maturity Date
                           will be subject to the laws and regulations then
                           in effect and our prior approval.

ASSIGNMENT                 You may assign this Contract at any time prior to
                           the Maturity Date. No assignment will be binding
                           on us unless it is written in a form acceptable to
                           us and received at our Annuity Service Office.  We
                           will not be liable for any payments made or
                           actions we take before the assignment is accepted
                           by us. An absolute assignment will revoke the
                           interest of any revocable Beneficiary. We will
                           not be responsible for the validity of any
                           assignment.

CLAIMS OF CREDITORS        To the extent permitted by law, no benefits
                           payable under this Contract will be subject to the
                           claims of your, the Beneficiary's, or the
                           Annuitant's creditors.

MISSTATEMENT AND PROOF     We may require proof of age, sex or survival of
OF AGE, SEX OR SURVIVAL    any person upon whose age, sex or survival any
                           payments depend. If the age or sex of the
                           Annuitant has been misstated, the benefits will be
                           those which the Payments would have provided for
                           the correct age and sex. If we have made
                           incorrect annuity payments, the amount of any
                           underpayment, adjusted with interest at 3% per
                           annum, will be paid immediately. The amount of
                           any overpayment will be deducted from future
                           annuity payments without adjustment for interest.


                                       2.1

ADDITION, DELETION OR      We reserve the right, subject to prior approval of
SUBSTITUTION OF            the New York Superintendent of Insurance and in
INVESTMENT                 compliance with applicable law, to make additions
OPTIONS                    to, deletions from, or substitutions for the
                           Portfolio shares that are held by the Variable
                           Account or that the Variable Account may
                           purchase. We reserve the right to eliminate the
                           shares of any of the eligible Portfolios and to
                           substitute shares of another Portfolio of the
                           Trust, or of another open-end registered
                           investment company, if the shares of any eligible
                           Portfolio are no longer available for investment,
                           or if in our judgment further investment in any
                           eligible Portfolio should become inappropriate in
                           view of the purposes of the Variable Account.  We
                           will not substitute any shares attributable to
                           your interest in a Sub-Account without notice to
                           you and prior approval of the Securities and
                           Exchange Commission to the extent required by the
                           Investment Company Act of 1940. Nothing contained
                           herein shall prevent the Variable Account from
                           purchasing other securities for other series or
                           classes of contracts, or from effecting a
                           conversion between shares of another open-end
                           investment company.

                           We reserve the right, subject to prior approval of the New York Superintendent of Insurance and in compliance with applicable law, to establish additional Sub-Accounts which would invest in shares of a new Portfolio of the Trust or in shares of another open-end investment company. We also reserve the right to eliminate existing
                           Sub-Accounts, to combine Sub-Accounts or to transfer assets in a Sub-Account to another
                           Separate Account established by us or an affiliated company. In the event of any such substitution or change, we may, by appropriate endorsement, make such changes in this and other
                           Contracts as may be necessary or appropriate to reflect such substitutions or change. If deemed by us to be in the best interests of persons having voting rights under the Contracts, the Variable Account may be operated as a management company under the Investment Company Act of 1940 or it may be de-registered under such Act in the event such registration is no longer required.

NON-PARTICIPATING          Your Contract is non-participating and will not
                           share in our profits or surplus earnings. We will
                           pay no dividends on your Contract.

REPORTS We will send you reports containing information required by the Investment Company Act of 1940 and applicable state law in the time periods required by such laws.

INSULATION                 The portion of the assets of the Variable Account
                           equal to the reserves and other contract
                           liabilities with respect to such account are not
                           chargeable with liabilities arising out of any
                           other business we may conduct. Moreover, the
                           income, gains and losses, realized or unrealized,
                           from assets allocated to the Variable Account
                           shall be credited to or charged against such
                           account without regard to our other income, gains
                           or losses.

SEPARATE ACCOUNT ASSETS    We will maintain, in the Separate Account, assets
                           with a value at least equal to the amounts
                           accumulated in accordance with the terms of the
                           applicable agreements with respect to the Separate
                           Account, and the reserves for annuities, in the
                           course of payment that vary with the investment
                           experience of the Separate Account.

CURRENCY AND PLACE OF      All payments made to or by us shall be made in the
PAYMENTS                   lawful currency of the United States of America at
                           the Annuity Service Office or elsewhere if we
                           consent.

NOTICES AND ELECTIONS      To be effective, all notices and elections you
                           make under this Contract must be in writing,
                           signed by you and received by us at the Annuity
                           Service Office. Unless otherwise provided in this
                           Contract, all notices, requests and elections will
                           be effective when received by us at our Annuity
                           Service Office, complete with all necessary
                           information and your signature.

GOVERNING LAW              This Contract will be governed by the laws of the
                           jurisdiction indicated on the Specifications Page.


                                       2.2

SECTION 72(S) The provisions of this Contract shall be interpreted so as to comply with the requirements of Section 72(s) of the Internal Revenue Code.


                                       2.3

PART 3                     OWNERSHIP
------                     ---------
GENERAL                    Before the Maturity Date, the Owner of this
                           Contract shall be the person, persons or entity
                           designated on the Specifications Page or the
                           latest change filed with us. On the Maturity Date
                           the Annuitant becomes the Owner of this Contract.
                           If amounts become payable to the Beneficiary under
                           this Contract, the Beneficiary becomes the Owner
                           of this Contract.

CHANGE OF OWNER,           Subject to the rights of an irrevocable
ANNUITANT, BENEFICIARY     Beneficiary, you may change the Owner, Annuitant,
                           or Beneficiary by written request in a form
                           acceptable to us and which is received at our
                           Annuity Service Office. The Annuitant may not be
                           changed after the Maturity Date. You need not
                           send us the Contract unless we request it. Any
                           change must be approved by us. If approved, any
                           change of Owner, Annuitant, or Beneficiary will
                           take effect on the date the request is signed. We
                           will not be liable for any payments or actions we
                           take before the change is approved.

                           The substitution or addition of any Owner may result in the resetting of the Death Benefit to an amount equal to the Contract Value as of the date of such change. For purposes of subsequent calculations of the Death Benefit, described in
                           Part 4, Benefits, Death Benefit Before Maturity
                           Date, the Contract Value on the date of the change will be treated as a Payment made on that date. In addition, all anniversary values, all Payments made and all amounts deducted in connection with partial withdrawals prior to the date of the change of Owner will not be considered in the determination of the Death Benefit. This paragraph will not apply if (a) the individual whose death will cause the Death Benefit to be paid is the same after the change of Owner, or (b) if Ownership is transferred to the Owner's spouse.

                           If any Annuitant is changed and any Owner is not
                           an individual, the entire interest in the Contract
                           must be distributed to the Owner within five years
                           of the change.
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
PART 4                     BENEFITS
------                     --------
ANNUITY BENEFITS           We will pay a monthly income to the Annuitant, if
                           living, on the Maturity Date. Payments can be
                           fixed or variable, or a combination of fixed and
                           variable. Annuity benefits will commence on the
                           Maturity Date and continue for the period of time
                           provided for under the Annuity Option indicated on
                           the Specifications Page. On or before to the
                           Maturity Date, you may change the Annuity Option.

                           You may select a Fixed or Variable Annuity.
                           Unless you indicate otherwise, we will provide either variable or fixed, or a combination variable and fixed annuity payments in proportion to the Investment Account Value of each Investment
                           Option at the Maturity Date. Once annuity payments commence, the Annuity Option may not be changed.

                           The method used to calculate the amount of the initial and subsequent payments is described under the Part 8, Annuity Provisions, of this Contract.

                           We may pay the Contract Value, less Debt, on the Maturity Date in one lump sum if the monthly income is less than $20.

DEATH BENEFIT BEFORE       A Death Benefit will be determined as of the date
MATURITY DATE              on which written notice and proof of death and all
                           required claim forms are received at the Company's
                           Annuity Service Office as follows:

                           The Death Benefit will be determined as the greater of the Contract Value or the Minimum Death
                           Benefit described on the Specifications Page.

                           If there is any Debt, the Death Benefit equals the amount described above less the Debt under the Contract.

                           We will permit the Owner to limit the Death
                           Benefit option(s) to be offered any named
                           Beneficiary, if the Owner provides written notice to the Company prior to death and the desired option(s) is one provided for in this Contract.

                           DEATH OF ANNUITANT: On the death of the last surviving Annuitant, the Owner becomes the new
                           Annuitant, if the Owner is an individual. If any Owner is not an individual the death of any Annuitant is treated as the death of an Owner and the Death Benefit will be determined by substituting the Annuitant for the Owner as described below.

                           DEATH OF OWNER: We will pay the Death Benefit to the Beneficiary if any Owner dies prior to the Maturity Date. The Death Benefit may be taken in one sum immediately, in which case the Contract will terminate. If the Death Benefit is not taken in one sum immediately, the Contract will continue subject to the following provisions:

                           (a)  The Beneficiary becomes the Owner.

                           (b) The excess, if any, of the Death Benefit over the Contract Value will be allocated to and among the Investment Accounts in proportion to their values as of the date on which the Death Benefit is determined.

                           (c) No additional Payments may be applied to the Contract.

                           (d)  If the Beneficiary is not the deceased
                                Owner's spouse, the entire interest in the Contract must be distributed under one of the following options:

                                (i) The entire interest in the Contract must
                                    be distributed over the life of the
                                    Beneficiary, or over a period not
                                    extending beyond the life expectancy of
                                    the Beneficiary, with distributions
                                    beginning within one year of the Owner's
                                    death; or
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                                       4.1

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
                                (ii)the entire interest in the Contract must
                                    be distributed within 5 years of the
                                    Owner's Death.

                                If the Beneficiary dies before the
                                distributions required by (i) or (ii) are complete, the entire remaining Contract Value must be distributed in a lump sum immediately.

                           e) If the Beneficiary is the deceased Owner's spouse, the Contract will continue with the surviving spouse as the new Owner. The surviving spouse may name a new Beneficiary
                               (and, if no Beneficiary is so named, the surviving spouse's estate will be the Beneficiary).

                           (f) Withdrawal Charges will be waived on any withdrawals.

                           If there is more than one Beneficiary, the foregoing provisions will independently apply to each Beneficiary, to the extent of that Beneficiary's share.

DEATH BENEFIT ON OR        If annuity payments have been selected based on an
AFTER MATURITY DATE        Annuity Option providing for payments for a
                           guaranteed period, and the Annuitant dies on or
                           after the Maturity Date, we will make the
                           remaining guaranteed payments to the Beneficiary.
                           Any remaining payments will be made as rapidly as
                           under the method of distribution being used as of
                           the date of the Annuitant's death. If no
                           Beneficiary is living, we will commute any unpaid
                           guaranteed payments to a single sum (on the basis
                           of the interest rate used in determining the
                           payments) and pay that single sum to the estate of
                           the last to die of the Annuitant and the
                           Beneficiary.

PROOF OF DEATH             Proof of death is required upon the death of the
                           Annuitant or the Owner. Proof of death is one of
                           the following received at the Annuity Service
                           Office:

                           (a)  A certified copy of a death certificate.

                           (b) A certified copy of a decree of a court of competent jurisdiction as to the finding of death.

                           (c)  Any other proof satisfactory to us.
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                                       4.2

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
PART 5                     PAYMENTS
------                     --------
GENERAL                    All Payments under this Contract are payable at
                           our Annuity Service Office or such other place as
                           we may designate. Payment Limits are identified
                           on the Specifications Page.

NONPAYMENT OF PAYMENTS     If, prior to the Maturity Date, no Payments have
FOR THREE YEARS            been made for three consecutive Contract Years,
                           and if both:

                           (a) the total Payments made, less any partial withdrawals, are less then $2,000; and

                           (b) the Contract Value at the end of such three year period is less than $2,000;

                           We may cancel this Contract and pay you the Contract Value (measured as of the Valuation
                           Period during which the cancellation occurs), less the Debt and Annual Administration Fee. We will provide you with 31 days prior written notice before canceling the Contract.

ALLOCATION OF NET          When we receive Payments, the Net Payments will be
PAYMENTS                   allocated among Investment Options in accordance
                           with the allocation percentages shown on the
                           Specifications Page. You may change the
                           allocation of subsequent Net Payments at any time,
                           without charge, by giving us written notice in a
                           form acceptable to us.
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                                       5.1